UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2009

iBASIS, INC.
______________

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-27127	04-3332534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Second Avenue, Burlington, MA 01803
(Address of Principal Executive Offices) (Zip Code)

(781) 505-7500
(Registrant’s telephone number, including area code)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 26, 2009, iBasis, Inc. (“iBasis” or “we”) issued a press release regarding financial results for the third quarter ended September 30, 2009.  A copy of that press release is being furnished as part of this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.  The information set forth in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 21, 2009, iBasis and Silicon Valley Bank (the “Lender”) entered into that certain Fourth Loan Modification Agreement with an effective date as of September 30, 2009 (the “Fourth Loan Modification Agreement”) to the Second Amended and Restated Loan and Security Agreement, as amended by the Third Loan Modification Agreement dated as of January 26, 2009, the Second Loan Modification Agreement dated as of September 30, 2008 and the First Loan Modification Agreement dated as of April 28, 2008 (as amended, the “Amended Loan Agreement”).

The Fourth Loan Modification Agreement contains the following amendments, among others, (i) extension of the maturity date through October 1, 2011; (ii) adjustment of the borrowing base to add a non-formula sublimit of $5 million to be included in the borrowing base calculation during any quarter in which iBasis maintains EBITDA less capital expenditures equal to or greater than $6 million; (iii) modification of the minimum liquidity financial covenant requiring iBasis to maintain minimum liquidity equal to the lesser of the monthly borrowing base calculation, with a floor of $15 million, or $17.5 million; and (iv) change in tiered pricing formula for determining quarterly adjustments to margins applicable to prime rate and LIBOR rate based on EBITDA less capital expenditures.  In connection with the Fourth Loan Modification Agreement, iBasis is paying the Lender a modification fee of $25,000 and a commitment extension fee of $175,000.

After incorporation of the changes in the Fourth Loan Modification Agreement, the Amended Loan Agreement generally provides that iBasis may borrow up to $35 million from time to time under a secured revolving credit facility for the period which commenced on October 2, 2007 and has been extended through October 1, 2011.  The interest payable on amounts drawn under this revolving credit facility are based on either the Lender’s prime rate, plus a margin, or LIBOR, plus a margin, both of which are subject to minimum interest rate floors.  The revolving credit facility is also guaranteed by iBasis Global, Inc., iBasis Retail, Inc., iBasis Securities Corporation and KPN International Network Services, Inc., all of which are wholly-owned subsidiaries of iBasis.  The revolving credit facility is secured by a first priority lien and security interest in the assets of iBasis and such guarantors.  In addition, iBasis has pledged two-thirds of all its shares of iBasis Netherlands B.V. (formerly KPN Global Carrier Services B.V.), which is a wholly-owned subsidiary of iBasis, as collateral for the revolving credit facility. Proceeds from the credit facility may be used solely as (i) working capital, (ii) to fund general business  requirements, and (iii) to fund the dividend declared by iBasis in connection with the transactions with KPN.

Item 9.01.          Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Document

10.1	Fourth Loan Modification Agreement dated as of October 21, 2009 by and between Silicon Valley Bank and iBasis, Inc.

99.1	Press Release dated October 26, 2009 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 26, 2009	iBASIS, INC.

		By:	/s/ Mark S. Flynn
Mark S. Flynn
Chief Legal Officer and Corporate Secretary